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                                                                    Exhibit 23.1

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-00000) pertaining to the Verisity Ltd. 2000 Employee Share Purchase Plan of our report dated February 2, 2001, with respect to the consolidated financial statements of Verisity Ltd. included in its Registration Statement (Form S-1, No. 333-45440) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP

Palo Alto, California
April 2, 2001